As filed with the Securities and Exchange Commission on February 1, 2013

Registration No. 333–170225

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT

NO. 2 TO

Form S-11

FOR REGISTRATION UNDER

THE SECURITIES ACT OF 1933

OF SECURITIES OF CERTAIN REAL ESTATE COMPANIES

CORPORATE PROPERTY ASSOCIATES 17 — GLOBAL INCORPORATED

(Exact name of registrant as specified in governing instruments)

50 Rockefeller Plaza

New York, New York 10020

(212) 492-1100

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

Mark J. DeCesaris

Chief Financial Officer

50 Rockefeller Plaza

New York, New York 10020

(212) 492-1100

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copy to:

Paul Marcotrigiano, Esq.

W. P. Carey Inc.

50 Rockefeller Plaza

New York, New York 10020

(212) 492-1100

Approximate date of commencement of proposed sale to public:  As soon as possible after effectiveness of the Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐		Accelerated filer	☐

Non-accelerated filer	☒	(Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Common Stock	100,000,000 shares	$10.00	$1,000,000,000	$71,300.00	(2)
Common Stock(1)	50,000,000 shares	$9.50	$475,000,000	$33,867.50	(2)
(1)		Represents shares issuable pursuant to the registrant’s Distribution Reinvestment and Stock Purchase Plan.

(2)		Previously paid.

EXPLANATORY NOTE

Deregistration of Certain Securities

In accordance with the undertakings given by the Registrant in the Registration Statement on Form S-11 filed on March 24, 2011 (Registration No. 333-170225), which became effective on April 7, 2011, the Registrant files this Post-Effective Amendment No. 2 to deregister 953,999.725 shares of the Registrant’s common stock, that remain unsold under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this Post-effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on February 1, 2013.

CORPORATE PROPERTY ASSOCIATES 17 —GLOBAL INCORPORATED

By:	/s/ Mark J. DeCesaris
Name:	Mark J. DeCesaris
Title:	Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-effective Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date:

/s/ Trevor P. Bond	Chief Executive Officer, President and	February 1, 2013
Trevor P. Bond	Director
(Principal Executive Officer)

/s/ Mark J. DeCesaris	Chief Financial Officer	February 1, 2013
Mark J. DeCesaris	(Principal Financial Officer)

*	Independent Director	February 1, 2013
Marshall E. Blume

*	Independent Director	February 1, 2013
Elizabeth P. Munson

*	Independent Director	February 1, 2013
Richard J. Pinola

*	Independent Director	February 1, 2013
James D. Price

/s/ Hisham A. Kader	Chief Accounting Officer	February 1, 2013
Hisham A. Kader	(Principal Accounting Officer)

By his or her signature set forth below, the undersigned, pursuant to duly authorized powers of attorney filed with the Securities and Exchange Commission, has signed this Post-effective Amendment No. 2 to the Registration Statement on behalf of the persons indicated.

By:	/s/ Susan C. Hyde
*Attorney-in-fact

February 1, 2013

4